Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2016 Fourth Quarter and Full Year Earnings Release, Conference Call and Webcast

HOUSTON, January 18, 2017 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the fourth quarter and full year ended December 31, 2016, on Thursday, February 2, 2017, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com. Click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Conference ID:	6564959
A telephonic replay will be available following the call through February 9, 2017 by dialing:
Domestic:	1-877-344-7529
International:	1-412-317-0088
Replay ID:	10100191

About Group 1 Automotive, Inc.
Group 1 owns and operates 159 automotive dealerships, 210 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles.  Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com